UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

ALTO INGREDIENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On November 7, 2022, Alto Ingredients, Inc. (the “Company”) entered into a Credit Agreement, dated November 7, 2022 (the “Credit Agreement”), by and among the Company, the Subsidiary Guarantors (as defined in the Credit Agreement) from time to time party thereto, certain funds managed by Orion Infrastructure Capital (collectively, the “Lenders”), and OIC Investment Agent, LLC, as administrative agent and collateral agent (“OIC”), under which the Lenders agreed to extend a senior secured credit facility in an amount of up to $125,000,000 in accordance with the terms of the Credit Agreement (the “Credit Facility”). The Credit Facility is secured by the grant to OIC, for the benefit of the Lenders and OIC, of a first priority lien on certain assets of the Company and its subsidiaries and a second priority lien on certain assets of Kinergy Marketing LLC, a wholly-owned subsidiary of the Company (“Kinergy”), and Alto Nutrients, LLC, an indirect wholly-owned subsidiary of the Company (“Alto Nutrients”).

On the Initial Funding Date (as defined in the Credit Agreement), the Lenders agreed to advance to the Company an aggregate amount not to exceed $100,000,000, with up to an additional $25,000,000 from time to time upon the satisfaction of certain conditions as set forth in the Credit Agreement. The Company also agreed to issue to the Lenders an aggregate of 1,282,051 shares of its common stock, par value $0.001 per share (“Common Stock”), and up to an additional 320,513 shares of Common Stock upon the funding or fundings of any Specified CapEx Loans (as defined in the Credit Agreement) (collectively, the “Participation Shares”).

Interest accrues on the unpaid principal amount of the loans under the Credit Facility at a fixed rate of 10% per annum and the loans mature on the earliest to occur of (i) November 7, 2028, or (ii) the date upon which the entire outstanding principal amount of the loans, together with all unpaid interest, fees, charges and costs, are accelerated pursuant to the terms of the Credit Agreement.

The Company is required to make mandatory prepayments of amounts outstanding under the Credit Agreement (without payment of a premium or penalty) on a semi-annual basis beginning with the six-month period ending December 31, 2023 in an amount equal to percentage of Excess Cash Flow (as defined in the Credit Agreement) based on the Company’s Leverage Ratio (as defined in the Credit Agreement) in accordance with the following terms: (i) if the Leverage Ratio is greater than or equal to 3.0x, then the prepayment amount will equal 100% of Excess Cash Flow, (ii) if the Leverage Ratio is less than 3.0x and greater than or equal to 1.5x, then the prepayment amount will equal 50% of Excess Cash Flow and (iii) if the Leverage Ratio is less than 1.5x, then the prepayment amount will equal 25% of Excess Cash Flow.

The Credit Agreement also contains customary affirmative covenants for a transaction of this nature, including, among other things, covenants relating to (i) preservation of existence of the Company and its subsidiaries and foreign qualification, (ii) conduct of business, (iii) compliance with laws and obligations, (iv) maintenance of title, (v) maintenance of insurance, (vi) maintenance of adequate financial and accounting books and records, (vii) access to records, (viii) payment of taxes, (ix) delivery of financial statements and other information, and (x) use of proceeds.

The Credit Agreement also contains customary negative covenants for a transaction of this nature, including, among other things, covenants relating to (i) formation of subsidiaries and capital stock issuances, (ii) indebtedness, (iii) liens, (iv) investments, advances and loans, (v) principal place of business and business activities, (vi) restrictions on certain payments, (vii) use of proceeds, (viii) restrictions on fundamental changes, (ix) dispositions, (x) accounting changes, (xi) amendment or termination of material contracts, (xii) transactions with affiliates, (xiii) hazardous materials, (xiv) restrictions on speculative transactions, (xv) change of auditors, (xvi) capital expenditures, (xvii) the Employee Retirement Income Security Act (“ERISA”), (xviii) amendments to organizational documents, and (xix) restrictions on bank accounts.

The Credit Agreement also contains various events of default (subject to certain grace periods, to the extent applicable), including events of default for (i) the nonpayment of principal, interest or fees, (ii) the inaccuracy of the representations or warranties in any material respect, (iii) the failure to observe or perform certain covenants or agreements, (iv) bankruptcy, (v) certain unsatisfied judgments, (vi) the termination, invalidity or unenforceability of the Credit Agreement and the agreements contemplated thereby, (vii) certain ERISA violations, (viii) change of control, (ix) certain uninsured losses or condemnations, (x) certain abandonments, or (xi) certain defaults under indebtedness. If an event of default occurs, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The Credit Agreement also contains customary representations and warranties and other customary terms and conditions.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Amendment No. 6 to Second Amended and Restated Credit Agreement

On November 7, 2022, Kinergy and Alto Nutrients entered into an Amendment No. 6 to Second Amended and Restated Credit Agreement, dated November 7, 2022 (“Amendment No. 6”), by and among Wells Fargo Bank, National Association (“Wells Fargo”), Kinergy and Alto Nutrients further amending that certain Second Amended and Restated Credit Agreement dated August 2, 2017 by and among Wells Fargo, the financial institutions from time to time party thereto as lenders, Kinergy and Alto Nutrients (as amended, the “Second Amended and Restated Credit Agreement”).

Under Amendment No. 6, the parties agreed, among other things, to extend the maturity date of the loans under the Second Amended and Restated Credit Agreement from 2023 to 2027. The parties also agreed to amend the fixed charge coverage ratio from not less than 2.00 to 1.00 to not less than 1.10 to 1.00 and amended the amount of cash distributions that Kinergy or Alto Nutrients could make to the Company from up to 50% of excess cash flow to up to 75% of excess cash flow. Under Amendment No. 6, the Company and certain of its subsidiaries also agreed to (i) guarantee the obligations of Kinergy and Alto Nutrients arising under or in connection with the Second Amended and Restated Credit Agreement, and (ii) grant second priority liens on certain of their assets to secure such obligations.

The description of Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 6, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Registration Rights Agreement

On November 7, 2022, the Company entered into a registration rights agreement, dated November 7, 2022 (the “Registration Rights Agreement”), by and among the Company and the Lenders pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission a registration statement or registration statements to register for resale the Participation Shares issued to the Lenders under the Credit Agreement.

At the time of issuance of any of the Participation Shares pursuant to the terms of the Credit Agreement, such Participation Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered, the Participation Shares may not be reoffered or resold absent registration or availability of an applicable exemption from registration.

The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2022, the Company, the Lenders and OIC entered into the Credit Agreement, as described in Item 1.01 above and incorporated herein by this reference.

On November 7, 2022, Kinergy, Alto Nutrients and Wells Fargo entered into Amendment No. 6, as described in Item 1.01 above and incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms and conditions of the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company has agreed to issue the Participation Shares to the Lenders in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Lenders have represented to the Company that they will acquire the Participation Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, upon issuance the Participation Shares will not be registered under the Securities Act and such securities may not be reoffered or resold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1*+	Credit Agreement dated November 7, 2022 among Alto Ingredients, Inc., the subsidiary guarantors signatory thereto, the lenders from time to time party thereto, and OIC Investment Agent, LLC

10.2*+	Amendment No. 6 to Second Amended and Restated Credit Agreement dated November 7, 2022 by and among Wells Fargo Bank, National Association, Kinergy Marketing LLC and Alto Nutrients, LLC

10.3	Registration Rights Agreement dated November 7, 2022 by and among Alto Ingredients, Inc. and the holders set forth on the signature pages thereto

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Certain schedules, exhibits or annexes to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules, exhibits and annexes, as applicable, to the Securities and Exchange Commission on a supplemental basis upon its request.

+	Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022	ALTO INGREDIENTS, INC.

	By:	/S/ AUSTE M. GRAHAM
Auste M. Graham,
General Counsel, Vice President and Secretary